EXHIBIT 10.2

                             CONSIDERATION AGREEMENT

     This is the Consideration Agreement (the "Consideration Agreement") referenced in that certain AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 19, 2006, by and among Web Source Media, LLC, a limited liability company organized under the laws of the state of Texas (the "Company"), Marc Smith, as the representative of the Members of the Company (the "Members' Representative"), Web Astro Acquisition, L.P., a limited partnership organized under the laws of the state of Delaware ("Merger Sub") and Web.com, Inc., a Minnesota corporation ("WEB") with capitalized terms not otherwise defined or limited herein having the meaning provided thereto in the Agreement. This Consideration Agreement is made between Merger Sub, WEB and each of the Members who signs this Consideration Agreement.

     1. CONDITIONS.

     (a) This Consideration Agreement entitles each Member who signs it to receive Consideration to the extent, and in the manner, provided herein.

     (b) No Member may receive Consideration including securities of WEB unless such Member also executes and delivers that certain Registration Rights Agreement contemplated in the Agreement within thirty (30) days after the Agreement Date.

     (c) If any Member does not execute and deliver this Consideration Agreement and the Registration Rights Agreement within thirty (30) days after the Agreement Date, such Member may not receive any Consideration under this Consideration Agreement unless such Member signs an allonge to this Consideration Agreement, in form and substance acceptable to WEB, providing that (i) such Member agrees to perform all of the obligations required of Members under this Consideration Agreement, (ii) such Member agrees to all of the terms and conditions of this Consideration Agreement, (iii) such Member acknowledges that any securities issued by WEB included in the Consideration will be unregistered and that Member will have no right to register such securities, (iv) such Member agrees to reimburse WEB for its reasonable fees and expenses in preparing the allonge, and (v) such Member agrees to release and hold harmless WEB, Merger Sub and the other Members in respect of all prior acts and omissions taken or omitted by any of them prior to the date of such allonge.

     (d) With respect to any Member who does not execute and deliver this Consideration Agreement and the Registration Rights Agreement within thirty (30) days after the Agreement Date, WEB will hold any disbursements of Consideration to which such Member would be entitled (if such Member satisfied the conditions set forth in Section 1(c) above) in a separate account for a period of two (2) years with such Consideration to be disbursed to such Member if and when such Member satisfies the conditions in Section 1(c).

     (e) By signing this Consideration Agreement, each Member hereby releases and covenants not to sue Company (including its successors-in-interest) and each other Member who signs this Consideration Agreement, in respect of any dispute, claim, breach of contract, tort, alleged violation of the Regulations or any other cause of action pertaining in any way to the Company, the actions of the Company and the Company's Managers taken prior to the Agreement Date.

     (f) By signing this Consideration Agreement, each Member reaffirms the appointment of Marc Smith as the Member Representative and expressly acknowledges those terms applicable to the Member Representative as set forth in Section 7(f) of the Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF MEMBERS. Each Member hereby represents and warrants to Merger Sub and WEB, as of the Agreement Date, as provided in
Section 4 of the Agreement.

     3. EARN-OUT CONSIDERATION.

     (a) Reports. For any Reporting Period in which any Consideration is to be disbursed, WEB will provide a summary report to the Members that sets forth the gross amount of such Consideration, together with the calculations contemplated by this Consideration Agreement in determining such Member's Portion.

     (b) Kaufman Brothers Fees. For any Reporting Period in which Consideration (excluding any Minimum Consideration) is to be disbursed (or upon the disbursement of any accelerated Consideration pursuant to Section 5 of this Consideration Agreement), WEB will calculate the value of the Consideration in accordance with that certain engagement agreement dated February 22, 2005 among the Company and Kaufman Bros., L.P. (as amended from time to time, the "Kaufman Fee Agreement") and disburse to Kaufman Bros., L.P., in cash, the amount required to be paid under the Kaufman Fee Agreement.

     (c) Merit Financial Fees. For any Reporting Period in which Consideration is to be disbursed, WEB will deduct from any cash included in the Consideration an amount equal to the aggregate amount previously paid by Merger Sub to Merit Financial in respect of the Merit Financial Fees to the extent not previously offset by a deduction under this subsection.

     (d) Member Portions - Base Consideration and Growth Consideration. For any Reporting Period in which Base Consideration or Growth Consideration is to be disbursed, WEB will deduct from the cash portion of the Consideration the cash payments made pursuant to Sections 3(b) and (c) above and then disburse the remaining Consideration to the Members in the following proportions:

                  MEMBER                            PERCENTAGE
                  ---------------------------- ----------------
                  Marc Smith                             39.51
                  Keith Hendrick                         22.66
                  Steve Kennedy                          17.86
                  Kathleen Smalley                       16.31
                  Ken Guidry                              3.16
                  Doug Fuqua                              0.50
                  ---------------------------- ----------------

     (e) Adjustment to Member Portions. If any Member receives an accelerated disbursement of Consideration pursuant to Section 5 of this Consideration Agreement, (i) the table in subsection (d) above and subsection (e) below shall be adjusted so that the percentage ascribed to such Member is eliminated and the percentages ascribed to the remaining Members are increased, in proportion to their relative amounts, so that the sum of the percentages of the remaining Members is one hundred percent (100%), and (ii) the amounts disbursed in any Reporting Period subsequent to the accelerated disbursement (in respect of Growth Consideration, Base Consideration and Minimum Consideration) are reduced by the amount that would have been disbursed to the Member who received the accelerated disbursement. If any Member suffers a forfeiture of Consideration pursuant to Section 5 of this Consideration Agreement, the table in subsection (d) above and subsection (e) below shall be adjusted so that the percentage ascribed to such Member is eliminated and the percentages ascribed to the remaining Members are increased, in proportion to their relative amounts, so that the sum of the percentages of the remaining Members is one hundred percent (100%).

     (f)  Minimum Consideration. For any month in which Minimum Consideration is
          to  be   disbursed,   WEB  will   disburse  the   applicable   Minimum
          Consideration to the Members in the following proportions:

                  MEMBER                           PERCENTAGE
                  ---------------------------- ---------------
                  Marc Smith                            39.51
                  Keith Hendrick                        22.66
                  Steve Kennedy                         17.86
                  Kathleen Smalley                      16.31
                  Ken Guidry                             3.16
                  Doug Fuqua                             0.50


     4. MISCELLANEOUS. The provisions of Section 7 of the Agreement are incorporated by this reference as if fully stated herein. The address at which each Member may receive notice under this Consideration Agreement is set forth beneath the name of such Member on the signature page hereto.

     5. ACCELERATION OR FORFEITURE OF DISBURSEMENTS. With respect to those Members who enter into Employment Agreements (each, an "Employment Agreement") with WEB on the Agreement Date (each, an "Employed Member"), if WEB terminates the employment of an Employed Member other than for "Cause" (as such term is defined in the applicable Employment Agreement), or if the Employed Member terminates his employment for "Good Reason" (as such term is defined in the applicable Employment Agreement) WEB will disburse to such Employed Member, within thirty (30) days after the termination of the Employed Member, Consideration equal to (a) 100% of such Member's Portion of the remaining Undisbursed Base Consideration and (b) 75% of such Member's Portion of the remaining Undisbursed Growth Consideration, minus (c) a cash amount equal to the cash amount required to be paid to Kaufman Brothers pursuant to Section 3(b) above. If any Employed Member ceases to be employed by WEB for any reason other than Good Reason, death or Disability (as such capitalized terms are defined in the Employment Agreement), any right of such Employed Member to receive Consideration hereunder will terminate as of the of such Member's employment termination and no further Consideration will be disbursed to such Member pursuant to this Consideration Agreement.

     6. NO SIDE AGREEMENTS. Each Member agrees, for the duration of the Earn-out Period, to enter into no contract, agreement or understanding with any other Member, directly or through intermediaries, except any Agreement to which WEB is a party or as to which WEB provides its prior written consent.

     7. LEGAL REPRESENTATION. The Company retained the legal services of Epstein Becker Green Wickliff & Hall, P.C. (the "Firm") to provide legal representation in the negotiation and documentation of the transactions contemplated hereby. By their respective executions below, each Member acknowledges that the Firm has not provided legal representation to the Members, individually or collectively, and each Member is encouraged to obtain their own legal counsel before executing this Consideration Agreement, or any other agreement ancillary hereto, including the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MEMBERS:

/s/ Keith Hendrick                            /s/ Marc Smith
--------------------                          --------------------
Keith Hendrick                                Marc Smith

Keith Hendrick                                Marc Smith
507 Barkers Cove                              7506 Old Bridge Court
Houston, Texas 77079                          Sugar Land, TX 77479

/s/ Steve Kennedy                             /s/ Kathleen Smalley
--------------------                          --------------------
Steve Kennedy                                 Kathleen Smalley

Steve Kennedy                                 Kathleen Smalley
7510 Old Bridge Court                         2002 Verdant Valley
Sugar Land, TX 77479                          Sugar Land, TX 77479


--------------------                          --------------------
Ken Guidry                                    Doug Fuqua

Ken Guidry                                    Doug Fuqua
10102 Green Tree                              1915 Sutters Chase Dr
Houston, Texas 77042                          Sugar Land, TX 77479

                            MEMBERS' REPRESENTATIVE:

                                              /s/ Marc Smith
                                              --------------------
                                              Marc Smith


MERGER SUB:                                   WEB

WEB ASTRO ACQUISITION, L.P.                   Web.com, Inc.

By:  Web Astro GP, Inc.

By:         /s/ Jonathan B. Wilson            By:         /s/ Jonathan B. Wilson
            ----------------------                        ----------------------
Name:       Jonathan B. Wilson                Name:       Jonathan B. Wilson
Title:      Secretary                         Title:      Senior Vice President